Exhibit 21.1

Subsidiaries of the Registrant - 2023
The following are wholly-owned subsidiaries of the registrant, Masimo Corporation, a Delaware corporation:

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Masimo Americas, Inc.	Delaware
Masimo de Mexico Holdings I LLC	Delaware
Masimo de Mexico Holdings II LLC	Delaware
Masimo Holdings LLC	Delaware
SpO2.com, Inc.	Delaware
SEDLine, Inc.	Delaware
Masimo Australia Pty Ltd	Australia
Masimo Öesterreich GmbH	Austria
Masimo Importacao e Distribuicao de Produtos Medicos Ltda	Brazil
Masimo Holdings LP	Cayman
Masimo (China) Medical Technology Co., Ltd.	China
Masimo Europe Ltd.	England and Wales
Masimo Hong Kong Limited	Hong Kong
Masimo Medical Technologies India Private Limited	India
Masimo Japan Kabushiki Kaisha	Japan
Masimo Mexico, S. de R.L. de C.V.	Mexico
Masimo Canada ULC - Vancouver Office	Nova Scotia
Masimo Asia Pacific PTE. Ltd.	Singapore
Masimo International SARL	Switzerland
Masimo International Technologies SARL	Switzerland
Masimo Medical Technologies (Spain) SL	Spain
Masimo Medikal Ürünler Ticaret Limited Şirketi	Turkey
Masimo Semiconductor, Inc.	Delaware
Masimo Sweden AB	Sweden
52 Discovery, LLC	California
Masimo 25 Sagamore, LLC	New Hampshire
Masimo Korea, LLC	South Korea
Masimo Europe Ltd Niederlassung Deutschland	Germany
Masimo 17, LLC	California
Masimo (Shanghai) Industrial Co., Ltd.	China
Patient Doctor Technologies, Inc.	Delaware

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Alton Office Property, LLC	Delaware
Alton Office Holdings, LLC	Delaware
OC Property Ventures LLC	Delaware
OC Property Shelter LLC	Delaware
Masimo Saudi Arabia for Trading, LLC	Saudi Arabia
Masimo International SARL - Dubai, U.A.E.	United Arab Emirates (UAE)
Masimo International Sarl – Jordan	Jordan
Masimo International Sarl (filiaal Nederlands)	The Netherlands
Masimo International SARL Regional Headquarter	Saudi Arabia
VCCB Holdings, Inc.	Delaware
TNI medical AG	Germany
Masimo Technology Café LLC	California
Masimo LHC, Limited	United Kingdom
LiDCO Group Limited, Plc	United Kingdom
LiDCO Limited	United Kingdom
Cassette Analytical Systems Limited	United Kingdom
LiDCO Netherlands B.V.	Netherlands
Masimo Deutschland GmbH	Germany
Masimo Gulf, LLC	Qatar
Masimo Medical Technologies (Malaysia) Sdn Bhd.	Malaysia
Viper Holdings Corporation	Delaware
DEI Holdings, Inc.	Florida
DEI Sales, Inc.	Florida
D&M Holdings U.S. Inc.	Delaware
Sound United, LLC	Delaware
Sound United Hong Kong Limited	Hong Kong
DEI China Holding, Limited	Hong Kong
Equity International LLC	Massachusetts
D&M Holdings Inc.	Japan
D&M Sales and Marketing Korea Ltd.	Korea
D&M Sales and Marketing Taiwan Ltd.	Taiwan
D&M Digital Audio Trading (Shanghai) Ltd.	China
D&M Shanghai Electronics, Ltd.	China

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Company Masimo for Manufacturing	Saudi Arabia
D&M Sales & Marketing (H.K.) Limited	Hong Kong
D&M Europe B.V.	Netherlands
D&M Audiovisual Ltd	United Kingdom
D&M France SAS	France
D&M Germany GmbH	Germany
Digital Networks North America Inc.	Delaware
D&M Sales & Marketing Americas LLC	Delaware
D&M Premium Sound Solutions, LLC	Delaware
Sound United Sales & Marketing Australia (Pty) Limited	Australia
Sound United Canada Inc.	Canada
Sound United Australia Pty Ltd	Australia
Sound Electronics (Shenzhen) Co Ltd	China
Polk Audio, LLC	Delaware
Definitive Technology, LLC	Delaware
Masimo Corporation	Delaware
The Speaker Company	Delaware
Denon Electronics (USA), LLC	Delaware
Boston Acoustics, Inc.	Delaware
B&W Group Asia Limited	Hong Kong
B&W Group Ltd.	United Kingdom
Bowers & Wilkins Korea Ltd.	Korea
B&W Group Germany GmbH	Germany
B&W Loudspeakers Group Espana S.A.	Spain
B&W Group France SARL	France
B&W Loudspeakers Nederland B.V.	Netherlands
B&W Group (Schweiz) GmbH	Switzerland
B&W Group Belgium NV	Belgium
B&W Group Finland Oy	Finland
B & W Group (Logistics) Ltd	United Kingdom
Bowers & Wilkins Trading Zhuhai Company Ltd	China
B & W Loudspeakers Ltd	United Kingdom

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Marantz Shanghai Trading Ltd.	China
Marantz America LLC	Delaware
Marantz Italy Srl	Italy
Nura Holdings Pty Ltd	Australia
Nura Operations Pty Ltd	Australia
Nura International Limited Company	United Kingdom
Nura USA Operations Inc.	Delaware
Shenzhen Nura Electroacoustic Technology Ltd	China
Masimo Medikal Ürünler Ticaret Limited Şirketi İstanbul Şubesi	Turkey
Masimo Polska Spółka z ograniczoną odpowiedzialnością	Poland
Masimo Europe Limited, Sucursal en España	Spain